Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form F-1 MEF of Sprott Physical Gold Trust (the "Trust") of our report dated May 25, 2010, with respect to the financial statements of the Trust as at March 31, 2010, included in the Registration Statement on Form F-1 dated May 25, 2010. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

Toronto, Canada May 26, 2010	/s/ Ernst & Young LLP Ernst & Young LLP Chartered Accountants Licensed Public Accountants